Exhibit 2

CUSIP No. 018119107	13G	Page 14 of 14 Pages

Members of Group

Deer VII & Co. Ltd.

Deer VII & Co. L.P.

Bessemer Venture Partners VII Institutional L.P.

Bessemer Venture Partners VII L.P.

BVP VII Special Opportunity Fund L.P.